EXHIBIT 99.1

Zoetis Announces Third Quarter 2023 Results

•Reports Revenue of $2.2 Billion, Growing 7%, and Net Income of $596 Million, or $1.29 per Diluted Share, Increasing 13% and 14%, Respectively, on a Reported Basis for Third Quarter 2023
•Delivers 8% Operational Growth in Revenue and a 13% Operational Growth in Adjusted Net Income for Third Quarter 2023
•Reports Adjusted Net Income of $629 Million, or Adjusted Diluted EPS of $1.36, for Third Quarter 2023
•Updates Full Year 2023 Revenue Guidance Range of $8.475 - $8.550 Billion Due to the Impact of Foreign Exchange Rates
•Narrows Full Year 2023 Guidance for Operational Revenue Growth to a Range of 6.5% to 7.5% and Adjusted Net Income of 7.5% to 8.5%

PARSIPPANY, N.J. – November 2, 2023 – Zoetis Inc. (NYSE: ZTS) today reported its financial results for the third quarter of 2023 and updated its guidance for full year 2023.

The company reported revenue of $2.2 billion for the third quarter of 2023, an increase of 7% compared with the third quarter of 2022. On an operational1 basis, revenue for the third quarter of 2023 increased 8% compared with the third quarter of 2022, excluding the impact of foreign currency. Net income for the third quarter of 2023 was $596 million, or $1.29 per diluted share, an increase of 13% and 14%, respectively, on a reported basis.

Adjusted net income2 for the third quarter of 2023 was $629 million, or $1.36 per diluted share, an increase of 11% and 12%, respectively, on a reported basis, and an increase of 13% and 15%, respectively, on an operational basis. Adjusted net income for the third quarter of 2023 excludes the net impact of $33 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

EXECUTIVE COMMENTARY
“Today we reported strong third quarter results of 8% operational growth in revenue and 13% operational growth in adjusted net income, based on our diverse portfolio across markets and species," said Kristin Peck, Chief Executive Officer of Zoetis. “We showed balanced segment growth again this
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quarter, with 8% revenue growth in the U.S. and 8% operational revenue growth internationally. Our companion animal portfolio grew 11% operationally, driven by our major franchises in dermatology, pet parasiticides, osteoarthritis pain and diagnostics. Our livestock portfolio grew 3% operationally, driven by sales of poultry and cattle products.”

“We are on track to achieve our full-year operational guidance and have narrowed it around the mid-point of the range. We remain confident in the sustainable, underlying demand for animal health, as customers continue to place a premium on the animal health benefits our products deliver. We are executing well on drivers where we have more control, like the successful launch of Librela® in the U.S., while also mitigating the downside of macroeconomic declines in China. Once again, our diverse portfolio across product categories and geographies provides us with durable, reliable, long-term growth.”

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two segments: United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for companion animals and livestock, tailored to local trends and customer needs. In the third quarter of 2023:
•Revenue in the U.S. segment was $1.174 billion, an increase of 8% compared with the third quarter of 2022. Sales of companion animal products increased 11%, driven by the company’s key dermatology portfolio, including Apoquel® and Cytopoint®, as well as the company's parasiticide product Simparica Trio®. Also contributing to growth in the quarter was Solensia®, a monoclonal antibody for osteoarthritis pain in cats, and the company's diagnostics portfolio of Vetscan® products. Sales of livestock products declined 2% in the quarter. Sales of cattle products decreased primarily due to a difficult comparable period versus the same quarter last year. Sales of swine products declined in the quarter, as a result of lower disease prevalence and unfavorable market conditions. Declines in cattle and swine were partially offset by growth in the poultry portfolio due to vaccines and the expanded use of Zoamix®, an alternative to antibiotic medicated feed additives (MFAs).

•Revenue in the International segment was $956 million, reflecting an increase of 8% on both a reported and operational basis, compared with the third quarter of 2022. Sales of companion animal products grew 12% on both a reported and operational basis, despite declines in China. Growth in the quarter was driven by the company’s monoclonal antibody products for osteoarthritis pain, Librela for dogs and Solensia for cats, as well as its key dermatology
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products, Apoquel and Cytopoint. Also contributing to growth in the quarter were Simparica® and Simparica Trio. Sales of livestock products grew 3% on a reported basis and 5% operationally. Growth in cattle was driven largely by price, improved supply and channel dynamics as well as strong market conditions in Brazil. Sales of poultry products experienced price increases across the international segment and MFAs grew in key regions. Sales in swine grew primarily from demand generation efforts in key and emerging markets.

INVESTMENTS IN GROWTH
Zoetis continues to grow key product franchises through additional claim extensions in major markets. In the third quarter, Simparica Trio (sarolaner/moxidectin/pyrantel), the company’s triple combination oral parasiticide for dogs, received approval in Australia and Canada for claims related to efficacy against sarcoptic and demodectic manges. Simparica Trio also received approval for two additional claims in Australia – Otodectes cynotis and flea tapeworms. Additionally, Simparica (sarolaner) received approval in Canada for claims related to Otodectes cynotis mange.

Zoetis also continues to advance pain management and dermatology innovation for companion animals across the globe. With the October launch of Librela (bedinvetmab injection) and Apoquel Chewable (oclacitinib chewable tablet) in the U.S., three of the company’s major franchises – including Solensia (frunevetmab injection) – are now available in most major markets around the world, with ongoing geographic expansion continuing in additional markets.

FINANCIAL GUIDANCE
Zoetis is updating its full year reported 2023 guidance due to foreign exchange rates.
•Updates revenue to between $8.475 billion to $8.550 billion (narrows operational growth to a range of 6.5% to 7.5%)
•Updates reported net income to between $2.380 billion to $2.415 billion
•Updates adjusted net income to between $2.490 billion to $2.515 billion (narrows operational growth to a range of 7.5% to 8.5%)
•Updates reported diluted EPS of $5.14 to $5.21 due to the impact of foreign exchange rates
•Updates adjusted diluted EPS between $5.38 to $5.43 due to the impact of foreign exchange rates
This guidance reflects foreign exchange rates as of late October. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call this morning.

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WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (ET) today, during which company executives will review third quarter 2023 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on November 2, 2023.

About Zoetis
As the world’s leading animal health company, Zoetis is driven by a singular purpose: to nurture our world and humankind by advancing care for animals. After innovating ways to predict, prevent, detect, and treat animal illness for more than 70 years, Zoetis continues to stand by those raising and caring for animals worldwide -- from veterinarians and pet owners to livestock farmers and ranchers. The company’s leading portfolio and pipeline of medicines, vaccines, diagnostics and technologies make a difference in over 100 countries. A Fortune 500 company, Zoetis generated revenue of $8.1 billion in 2022 with approximately 13,800 employees. For more information, visit www.zoetis.com.
1 Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
2 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.

DISCLOSURE NOTICES
Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to: business plans or prospects, future operating or financial performance, future guidance, future operating models; R&D costs; timing and likelihood of success; expectations regarding products, product approvals or products under development and expected timing of product launches; disruptions in our global supply chain; the impact of the coronavirus (COVID-19) global pandemic and any recovery therefrom on our business, supply chain, customers and employees; expectations regarding the performance of acquired companies and our ability to integrate new businesses; expectations regarding the financial impact of acquisitions; future use of cash, dividend payments and share repurchases; tax rates and tax regimes and any changes thereto; and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our most recent Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

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Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share and operational results (which exclude the impact of foreign exchange), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliations of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors on the 'Investor Relations' section of our website at www.zoetis.com, as well as on LinkedIn, Facebook, X (formerly Twitter) and YouTube. We encourage investors and potential investors to consult our website regularly and to follow us on social media for company news and information.

Media Contacts:	Investor Contact:
Bill Price	Steve Frank
1-973-443-2742 (o)	1-973-822-7141 (o)
william.price@zoetis.com	steve.frank@zoetis.com

Laura Panza	Nick Soonthornchai
1-973-975-5176 (c)	1-973-443-2792 (o)
laura.panza@zoetis.com	nick.soonthornchai@zoetis.com

ZTS-COR
ZTS-IR
ZTS-FIN
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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	% Change	2023	2022	% Change
Revenue	$2,151	$2,002	7	$6,331	$6,040	5
Costs and expenses:
Cost of sales	638	607	5	1,833	1,801	2
Selling, general and administrative expenses	525	501	5	1,586	1,495	6
Research and development expenses	152	134	13	440	391	13
Amortization of intangible assets	38	37	3	112	115	(3)
Restructuring charges and certain acquisition-related costs	16	6	*	45	9	*
Interest expense, net of capitalized interest	59	53	11	180	159	13
Other (income)/deductions–net	6	(3)	*	(151)	6	*
Income before provision for taxes on income	717	667	7	2,286	2,064	11
Provision for taxes on income	121	139	(13)	469	413	14
Net income before allocation to noncontrolling interests	596	528	13	1,817	1,651	10
Less: Net loss attributable to noncontrolling interests	—	(1)	*	(2)	(2)	—
Net income attributable to Zoetis Inc.	$596	$529	13	$1,819	$1,653	10

Earnings per share—basic	$1.29	$1.13	14	$3.94	$3.52	12

Earnings per share—diluted	$1.29	$1.13	14	$3.93	$3.51	12

Weighted-average shares used to calculate earnings per share
Basic	460.3	467.8		461.9	470.0
Diluted	461.4	469.1		463.0	471.6

(a)    The condensed consolidated statements of income present the three and nine months ended September 30, 2023 and 2022. Subsidiaries operating outside the United States are included for the three and nine months ended August 31, 2023 and 2022.
* Calculation not meaningful.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Three months ended September 30, 2023
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$638	$(1)	$—	$(2)	$635
Gross profit	1,513	1	—	2	1,516
Selling, general and administrative expenses	525	(4)	—	—	521
Research and development expenses	152	(1)	—	—	151
Amortization of intangible assets	38	(33)	—	—	5
Restructuring charges and certain acquisition-related costs	16	—	(3)	(13)	—
Other (income)/deductions–net	6	—	—	(8)	(2)
Income before provision for taxes on income	717	39	3	23	782
Provision for taxes on income	121	9	—	23	153
Net income attributable to Zoetis	596	30	3	—	629
Earnings per common share attributable to Zoetis–diluted	1.29	0.06	0.01	—	1.36

	Three months ended September 30, 2022
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$607	$(1)	$—	$(1)	$605
Gross profit	1,395	1	—	1	1,397
Selling, general and administrative expenses	501	(8)	—	—	493
Amortization of intangible assets	37	(31)	—	—	6
Restructuring charges and certain acquisition-related costs	6	—	(1)	(5)	—
Income before provision for taxes on income	667	40	1	6	714
Provision for taxes on income	139	9	—	1	149
Net income attributable to Zoetis	529	31	1	5	566
Earnings per common share attributable to Zoetis–diluted	1.13	0.07	—	0.01	1.21
(a)    The condensed consolidated statements of income present the three months ended September 30, 2023 and 2022. Subsidiaries operating outside the United States are included for the three months ended August 31, 2023 and 2022.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Nine Months Ended September 30, 2023
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$1,833	$(10)	$—	$(2)	$1,821
Gross profit	4,498	10	—	2	4,510
Selling, general and administrative expenses	1,586	(18)	—	—	1,568
Research and development expenses	440	(1)	—	—	439
Amortization of intangible assets	112	(95)	—	—	17
Restructuring charges and certain acquisition-related costs	45	—	(8)	(37)	—
Other (income)/deductions–net	(151)	—	—	84	(67)
Income before provision for taxes on income	2,286	124	8	(45)	2,373
Provision for taxes on income	469	26	1	(9)	487
Net income attributable to Zoetis	1,819	98	7	(36)	1,888
Earnings per common share attributable to Zoetis–diluted	3.93	0.21	0.02	(0.08)	4.08

	Nine Months Ended September 30, 2022
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$1,801	$(3)	$—	$(8)	$1,790
Gross profit	4,239	3	—	8	4,250
Selling, general and administrative expenses	1,495	(22)	—	—	1,473
Amortization of intangible assets	115	(95)	—	—	20
Restructuring charges and certain acquisition-related costs	9	—	(4)	(5)	—
Other (income)/deductions–net	6	—	—	3	9
Income before provision for taxes on income	2,064	120	4	10	2,198
Provision for taxes on income	413	28	1	—	442
Net income attributable to Zoetis	1,653	92	3	10	1,758
Earnings per common share attributable to Zoetis–diluted	3.51	0.20	—	0.02	3.73
(a)    The condensed consolidated statements of income present the nine months ended September 30, 2023 and 2022. Subsidiaries operating outside the United States are included for the nine months ended August 31, 2023 and 2022.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)    Acquisition-related costs include the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Integration costs(a)	$1	$1	$3	$4
Transaction costs(b)	2	—	4	—
Restructuring charges(c)	—	—	1	—
Total acquisition-related costs—pre-tax	3	1	8	4
Income taxes(d)	—	—	1	1
Total acquisition-related costs—net of tax	$3	$1	$7	$3
(a)    Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring charges and certain acquisition-related costs.
(b)    Transaction costs represent external costs directly related to acquiring businesses and primarily includes expenditures for banking, legal, accounting and other similar services. Included in Restructuring charges and certain acquisition-related costs.
(c)    Represents employee termination costs, included in Restructuring charges and certain acquisition-related costs.
(d)     Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

(2)    Certain significant items include the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Other restructuring charges and cost-reduction/productivity initiatives(a)	$12	$4	$36	$7
Certain asset impairment charges(b)	11	2	21	6
Net gain on sale of business(c)	—	—	(101)	—
Other	—	—	(1)	(3)
Total certain significant items—pre-tax	23	6	(45)	10
Income taxes(d)	23	1	(9)	—
Total certain significant items—net of tax	$—	$5	$(36)	$10
(a)    For the three and nine months ended September 30, 2023, primarily consisted of employee termination and exit costs related to organizational structure refinements and other cost-reduction and productivity initiatives, included in Restructuring charges and certain acquisition-related costs.
For the three and nine months ended September 30, 2022, primarily represents employee termination and exit costs associated with cost-reduction and productivity initiatives in certain international markets, included in Restructuring charges and certain acquisition-related costs, as well as product transfer costs, included in Cost of sales.
(b)    For the three and nine months ended September 30, 2023, represents certain asset impairment charges related to our precision animal health and diagnostics businesses, primarily included in Other (income)/deductions–net.
For the three and nine months ended September 30, 2022, represents inventory and certain asset impairment charges primarily related to the consolidation of manufacturing sites in China, included in Cost of sales and Restructuring charges and certain acquisition-related costs, respectively.
(c)    Primarily represents a net gain on the sale of a majority interest in our pet insurance business, included in Other (income)/deductions–net.
(d)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. Income taxes in Certain significant items also includes:
•For the three and nine months ended September 30, 2023, a benefit from the tax loss on the divestiture of Performance Livestock Analytics, partially offset by a tax expense related to changes to prior years' tax positions with regard to the one-time mandatory deemed repatriation tax under the Tax Cuts and Jobs Act.
•For the nine months ended September 30, 2022, changes in valuation allowances.
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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME(a)
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	September 30,		% Change
	2023	2022	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$635	$605	5%	—%	5%
as a percent of revenue	29.5%	30.2%	NA	NA	NA
Adjusted SG&A expenses	521	493	6%	1%	5%
Adjusted R&D expenses	151	134	13%	—%	13%
Adjusted net income attributable to Zoetis	629	566	11%	(2)%	13%

	Nine Months Ended
	September 30,		% Change
	2023	2022	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$1,821	$1,790	2%	(6)%	8%
as a percent of revenue	28.8%	29.6%	NA	NA	NA
Adjusted SG&A expenses	1,568	1,473	6%	(2)%	8%
Adjusted R&D expenses	439	391	12%	(1)%	13%
Adjusted net income attributable to Zoetis	1,888	1,758	7%	—%	7%

(a)    Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition-related costs and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Income and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

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ZOETIS INC.
2023 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2023
Revenue	$8,475 to $8,550
Operational growth(a)	6.5% to 7.5%
Adjusted cost of sales as a percentage of revenue(b)	Approximately 29%
Adjusted SG&A expenses(b)	$2,095 to $2,115
Adjusted R&D expenses(b)	$600 to $610
Adjusted interest expense and other (income)/deductions-net(b)	Approximately $160
Effective tax rate on adjusted income(b)	20.0% to 20.5%
Adjusted diluted EPS(b)	$5.38 to $5.43
Adjusted net income(b)	$2,490 to $2,515
Operational growth(a)(c)	7.5% to 8.5%
Certain significant items and acquisition-related costs(d)	$(15) - $(25)

The guidance reflects foreign exchange rates as of late October 2023.
Reconciliations of 2023 reported guidance to 2023 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition-related costs(d)	Purchase accounting	Adjusted(c)
Cost of sales as a percentage of revenue	~ 29.2%		~ (0.2%)	~ 29.0%
SG&A expenses	$2,125 to $2,145		~ $(30)	$2,095 to $2,115
R&D expenses	$601 to $611		~ $(1)	$600 to $610
Interest expense and other (income)/deductions-net	~ $70	~ $90		~ $160
Effective tax rate	20.0% to 20.5%			20.0% to 20.5%
Diluted EPS	$5.14 to $5.21	$(0.03) - $(0.05)	~ $0.27	$5.38 to $5.43
Net income attributable to Zoetis	$2,380 to $2,415	$(15) - $(25)	~ $125	$2,490 to $2,515
(a)    Operational growth (a non-GAAP financial measure) excludes the impact of foreign exchange.
(b)    Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. GAAP net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted SG&A expenses, adjusted R&D expenses, and adjusted interest expense and other (income)/deductions-net are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.
(c)    We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational growth to the most directly comparable U.S. GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.
(d)    Primarily includes certain nonrecurring costs related to acquisitions and other charges.
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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	September 30,		% Change
	2023	2022	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$1,414	$1,271	11%	—%	11%
Livestock	716	708	1%	(2)%	3%
Contract Manufacturing & Human Health	21	23	(9)%	3%	(12)%
Total Revenue	$2,151	$2,002	7%	(1)%	8%

U.S.
Companion Animal	$908	$819	11%	—%	11%
Livestock	266	271	(2)%	—%	(2)%
Total U.S. Revenue	$1,174	$1,090	8%	—%	8%

International
Companion Animal	$506	$452	12%	—%	12%
Livestock	450	437	3%	(2)%	5%
Total International Revenue	$956	$889	8%	—%	8%

Companion Animal:
Dogs and Cats	$1,354	$1,213	12%	1%	11%
Horses	60	58	3%	1%	2%
Total Companion Animal Revenue	$1,414	$1,271	11%	—%	11%

Livestock:
Cattle	$374	$371	1%	(1)%	2%
Swine	129	129	—%	(1)%	1%
Poultry	127	116	9%	(2)%	11%
Fish	57	60	(5)%	(3)%	(2)%
Sheep and other	29	32	(9)%	(3)%	(6)%
Total Livestock Revenue	$716	$708	1%	(2)%	3%

(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

12 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Nine Months Ended
	September 30,		% Change
	2023	2022	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$4,128	$3,900	6%	(1)%	7%
Livestock	2,145	2,081	3%	(3)%	6%
Contract Manufacturing & Human Health	58	59	(2)%	—%	(2)%
Total Revenue	$6,331	$6,040	5%	(2)%	7%

U.S.
Companion Animal	$2,588	$2,488	4%	—%	4%
Livestock	756	713	6%	—%	6%
Total U.S. Revenue	$3,344	$3,201	4%	—%	4%

International
Companion Animal	$1,540	$1,412	9%	(4)%	13%
Livestock	1,389	1,368	2%	(4)%	6%
Total International Revenue	$2,929	$2,780	5%	(5)%	10%

Companion Animal:
Dogs and Cats	$3,931	$3,715	6%	(1)%	7%
Horses	197	185	6%	(2)%	8%
Total Companion Animal Revenue	$4,128	$3,900	6%	(1)%	7%

Livestock:
Cattle	$1,102	$1,063	4%	(2)%	6%
Swine	404	427	(5)%	(3)%	(2)%
Poultry	397	361	10%	(3)%	13%
Fish	158	151	5%	(4)%	9%
Sheep and other	84	79	6%	(7)%	13%
Total Livestock Revenue	$2,145	$2,081	3%	(3)%	6%

(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	September 30,		% Change
	2023	2022	Total	Foreign Exchange	Operational(a)
Total International	$956.2	$888.8	8%	—%	8%
Australia	84.2	79.5	6%	(5)%	11%
Brazil	100.0	70.6	42%	8%	34%
Canada	63.9	56.5	13%	(3)%	16%
Chile	30.5	30.9	(1)%	2%	(3)%
China	69.0	92.1	(25)%	(5)%	(20)%
France	34.3	27.8	23%	5%	18%
Germany	50.5	43.3	17%	7%	10%
Italy	25.8	23.6	9%	7%	2%
Japan	34.1	37.0	(8)%	(5)%	(3)%
Mexico	42.2	32.6	29%	20%	9%
Spain	30.5	28.6	7%	7%	—%
United Kingdom	77.6	59.7	30%	6%	24%
Other developed markets	127.1	120.5	5%	1%	4%
Other emerging markets	186.5	186.1	—%	(12)%	12%

	Nine Months Ended
	September 30,		% Change
	2023	2022	Total	Foreign Exchange	Operational(a)
Total International	$2,929.1	$2,779.5	5%	(5)%	10%
Australia	247.7	224.5	10%	(7)%	17%
Brazil	275.5	233.3	18%	3%	15%
Canada	183.5	172.3	7%	(5)%	12%
Chile	108.8	106.3	2%	1%	1%
China	255.3	291.0	(12)%	(6)%	(6)%
France	101.9	91.0	12%	—%	12%
Germany	148.3	132.3	12%	—%	12%
Italy	86.9	85.6	2%	1%	1%
Japan	119.9	137.0	(12)%	(8)%	(4)%
Mexico	119.1	100.6	18%	13%	5%
Spain	94.3	96.5	(2)%	—%	(2)%
United Kingdom	209.1	174.2	20%	(4)%	24%
Other developed markets	373.9	353.8	6%	(3)%	9%
Other emerging markets	604.9	581.1	4%	(12)%	16%
(a)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

14 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	September 30,		% Change
	2023	2022	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,174	$1,090	8%	—%	8%
Cost of Sales	228	204	12%	—%	12%
Gross Profit	946	886	7%	—%	7%
Gross Margin	80.6%	81.3%
Operating Expenses	202	206	(2)%	—%	(2)%
Other (income)/deductions-net	—	1	*	*	*
U.S. Earnings	$744	$679	10%	—%	10%

International:
Revenue	$956	$889	8%	—%	8%
Cost of Sales	306	256	20%	1%	19%
Gross Profit	650	633	3%	(1)%	4%
Gross Margin	68.0%	71.2%
Operating Expenses	156	150	4%	—%	4%
Other (income)/deductions-net	1	(3)	*	*	*
International Earnings	$493	$486	1%	(3)%	4%

Total Reportable Segments	$1,237	$1,165	6%	(1)%	7%

Other business activities(c)	(124)	(106)	17%
Reconciling Items:
Corporate(d)	(258)	(245)	5%
Purchase accounting adjustments(e)	(39)	(40)	(3)%
Acquisition-related costs(f)	(3)	(1)	*
Certain significant items(g)	(23)	(6)	*
Other unallocated(h)	(73)	(100)	(27)%
Total Earnings(i)	$717	$667	7%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
(c)    Other business activities includes the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition and the impact of divestiture-related gains and losses.
(h)    Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
15 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Nine Months Ended
	September 30,		% Change
	2023	2022	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$3,344	$3,201	4%	—%	4%
Cost of Sales	645	587	10%	—%	10%
Gross Profit	2,699	2,614	3%	—%	3%
Gross Margin	80.7%	81.7%
Operating Expenses	602	578	4%	—%	4%
Other (income)/deductions-net	—	(6)	*	*	*
U.S. Earnings	$2,097	$2,042	3%	—%	3%

International:
Revenue	$2,929	$2,780	5%	(5)%	10%
Cost of Sales	912	809	13%	(7)%	20%
Gross Profit	2,017	1,971	2%	(4)%	6%
Gross Margin	68.9%	70.9%
Operating Expenses	473	456	4%	(5)%	9%
Other (income)/deductions-net	1	(5)	*	*	*
International Earnings	$1,543	$1,520	2%	(2)%	4%

Total Reportable Segments	$3,640	$3,562	2%	(1)%	3%

Other business activities(c)	(354)	(315)	12%
Reconciling Items:
Corporate(d)	(722)	(771)	(6)%
Purchase accounting adjustments(e)	(124)	(120)	3%
Acquisition-related costs(f)	(8)	(4)	*
Certain significant items(g)	45	(10)	*
Other unallocated(h)	(191)	(278)	(31)%
Total Earnings(i)	$2,286	$2,064	11%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
(c)    Other business activities includes the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition and the impact of divestiture-related gains and losses.
(h)    Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
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